EXHIBIT 12(B)


                              TXU ELECTRIC COMPANY

COMPUTATION RATIO OF EARNINGS TO FIXED CHARGES AND
TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
NINE MONTHS ENDED SEPTEMBER 30, 2000
(Millions of Dollars)


EARNINGS:
     Net income (loss)                                                  731 (a)
     Add:  Total federal income taxes (benefit)                         346 (a)
     Fixed charges (see detail below)                                   360 (a)
     Preferred dividends of subsidiaries                                  0
                                                                  ---------
     Total earnings                                                   1,437
                                                                  =========

FIXED CHARGES:
     Interest expense                                                   289 (a)
     Rentals representative of the interest factor                       20
     Distributions on preferred trust securities of subsidiaries         51 (a)
                                                                  ---------
     Fixed charges deducted from earnings                               360
     Preferred dividends of subsidiaries (pretax) **                      0
                                                                  ---------
     Total fixed charges                                                360

     Preferred dividends of registrant (pretax)                          10 (b)

                                                                  ---------
     Fixed charges and preferred dividends                              370
                                                                  =========

     RATIO OF EARNINGS TO FIXED CHARGES                                3.99
                                                                  =========

     RATIO OF EARNINGS TO COMBINED FIXED
       CHARGES AND PREFERRED DIVIDENDS                                 3.88
                                                                  =========


(a) Per TXU Electric 10-Q income statement (net income before preferred dividends)

(b)  Calculated as [(731+346)/731]*7